Exhibit (h)(xxii)

AMENDMENT NO. 5 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and American General Life Insurance Company (f/k/a SunAmerica Annuity and Life Assurance Company) hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 5 to the Shareholder Services Agreement be effective as of the 13th day of January, 2016.

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:	/s/ ROBERT J. SCHEINERMAN
Name: Robert J. Scheinerman
Title: President, Individual Retirement

SUNAMERICA SERIES TRUST

By:	/s/ JOHN T. GENOY
Name: John T. Genoy Title: President

SCHEDULE A

(as of January 13, 2016)

Portfolios of SunAmerica Series Trust

Aggressive Growth Portfolio

American Funds Asset Allocation SAST Portfolio*

American Funds Global Growth SAST Portfolio*

American Funds Growth SAST Portfolio*

American Funds Growth-Income Portfolio*

Balanced Portfolio

Blue Chip Growth Portfolio

Capital Growth Portfolio

Cash Management Portfolio

Corporate Bond Portfolio

“Dogs” of Wall Street Portfolio

Emerging Markets Portfolio

Equity Opportunities Portfolio

Foreign Value Portfolio

Fundamental Growth Portfolio

Global Bond Portfolio

Global Equities Portfolio

Growth Opportunities Portfolio

Growth-Income Portfolio

High-Yield Bond Portfolio

International Diversified Equities Portfolio

International Growth and Income Portfolio

Mid-Cap Growth Portfolio

Real Estate Portfolio

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA BlackRock VCP Global Multi Asset Portfolio*

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio)

SA Legg Mason BW Large Cap Value Portfolio (f/k/a Davis Venture Value Portfolio)

SA Marsico Focused Growth Portfolio (f/k/a Marsico Focused Growth Portfolio)

SA MFS Massachusetts Investors Trust Portfolio (f/k/a MFS Massachusetts Investors Trust Portfolio)

SA MFS Total Return Portfolio (f/k/a MFS Total Return Portfolio)

SA Schroders VCP Global Allocation Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

Small & Mid Cap Value Portfolio

Small Company Value Portfolio

SunAmerica Dynamic Allocation Portfolio*

SunAmerica Dynamic Strategy Portfolio*

Technology Portfolio

Telecom Utility Portfolio

VCP Managed Asset Allocation SAST Portfolio (f/k/a Protected Asset Allocation SAST Portfolio)*

VCP Total Return Balanced Portfolio*

VCP Value Portfolio*

* Portfolio does not have Class 2 shares.

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